Exhibit 10.7

BNDES

CREDIT FACILITY FINANCING AGREEMENT No. 18.2.0547.1 ENTERED INTO BY AND BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT — BNDES AND LINX SISTEMAS E CONSULTORIA LTDA., WITH INTERVENING THIRD PARTY, AS PROVIDED BELOW:

The NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES), herein referred to simply as the BNDES, a federal publicly-held company, with its principal place of business in Brasília, Federal District, and services in this City, at Avenida República do Chile No. 100, enrolled with the National Corporate Taxpayers Register (CNPJ) under No. 33.657.248/0001-89, by its undersigned representatives;

and

LINX SISTEMAS E CONSULTORIA LTDA., hereinafter referred to as BENEFICIARY, a limited-liability company, with its principal place of business at Avenida das Nações Unidas, No. 7221, 4th, 5th, 6th, 7th and 14th floors, Building Birmann 21, Pinheiros, State of São Paulo, in the City of São Paulo, enrolled with the CNPJ under No. 54.517.628/0001-98, by its undersigned representatives;

and also, as INTERVENING CONTROLLING COMPANY, LINX S.A., a joint-stock company with its principal place of business at Avenida das Nações Unidas, No. 7221, 7th Floor, Suite 01, Building Birmann 21, State of São Paulo, in the City of São Paulo, enrolled with the CNPJ under No. 06.948.969/0001-75, by its undersigned representatives, have mutually agreed as follows:

ONE

NATURE. AMOUNT AND PURPOSE OF THE AGREEMENT

The BNDES extends to the BENEFICIARY, by this Agreement, a credit in the amount of three hundred and eighty-eight million, four hundred and forty-one thousand Reais (R$388,441,000.00), divided into two (2) Subcredits, in the following amounts:

I - Subcredit “A”: three hundred and eight-seven million, six hundred and forty-one thousand Reais (R$387,641,000.00) out of its ordinary funds, which consist, among other sources, of funds from the Worker Support Fund (FAT) and funds originating from the FAT — Special Deposits and from the Social Integration Program/Civil Servant Asset Formation Program (PIS/PASEP) Equity Fund, subject, as to their allocation, to the laws applicable to each such source, in accordance with the provisions of Section Two, Paragraph Two (Credit Availability); and

II - Subcredit “B”: Eight hundred thousand Reais (R$800.000,00) out of its ordinary funds, which consist, among other sources, of funds from the Worker Support Fund (FAT) and funds originating from the FAT — Special Deposits and from the PIS/PASEP Equity Fund, subject, as to their allocation, to the laws applicable to each such source, in accordance with the provisions of Section Two, Paragraph Two (Credit Availability).

SOLE PARAGRAPH

The credit granted hereunder shall be allocated as follows:

I - Subcredit “A”: to the Investment Plan for the period 2018-2020, contemplating actions in infrastructure, research and development, training, marketing and sales; and

II - Subcredit “B”: to the investments in social project(s).

TWO

CREDIT AVAILABILITY

The credit shall be made available to the BENEFICIARY, in installments, upon satisfaction of the release conditions referred to in Section Twelve (Financial Cooperation Release Conditions), according to the needs for the execution of the financed project, subject to the BNDES financial schedule, which is subordinated to the definition of funds for its investments by the National Monetary Council.

PARAGRAPH ONE

At the time of release of the funds under this transaction, the debits determined by law and those contractually authorized by the BENEFICIARY shall be made. The total remaining balance of funds available to the BENEFICIARY shall be immediately transferred to checking account No. 13.060-8 held by the BENEFICIARY with Banco Itaú Unibanco S.A. (No. 341), branch No. 0191.

PARAGRAPH TWO

The amount of each installment of the credit to be extended to the BENEFICIARY shall not be adjusted for inflation or otherwise adjusted.

PARAGRAPH THREE

The total amount of the credit shall be used by the BENEFICIARY within twenty-four (24) months from the date of execution of this Agreement, without prejudice to the BNDES’s option, before or after the expiration of such term, under the guarantees set forth in this Agreement, to extend such term upon express authorization by letter, regardless of any other formality or registration.

THREE

INTEREST ON SUBCREDIT “A”

As from the Disbursement Date or from the date of payment of the immediately preceding Compensation, as the case may be, to the maturity date or payment of the immediately subsequent Compensation, conventional interest shall be due, levied on the Principal resulting from Subcredit “A”, corresponding to the rate composed (i) of the accrued variation of the National Broad Consumer Price Index disclosed by the Brazilian Geography and Statistics Institute IBGE (“IPCA”), calculated on a pro rata temporis basis, (ii) of the prefixed interest rate of three point ten percent (3.10%) per annum (J) and (iii) of the BNDES spread of one point thirty-seven percent (1.37%) per annum (“BNDES Spread”), the last two of which based on a calendar year with two hundred and fifty-two (252) Business Days, calculated on a pro rata temporis basis, under a composed capitalization regime, in accordance with the following formula (“Compensation”):

JU = SD x (InterestFactor-1)

where:

JU: corresponds to the accrued Compensation of the period, calculated with [two] (2) decimals, rounded, due in the end of each Interest Period;

SD = corresponds to the debit balance on the first day of the Interest Period with [two] (2) decimals, rounded;

InterestFactor: interest factor determined in accordance with the following formula:

InterestFactor = (TLPFactor x SpreadFactor)

Where:

TLP Factor: corresponds to the accrued factor of the monthly percentage variations of the IPCA composed with the prefixed interest rate (J), calculated as follows:

Where:

n = total number of indices considered in the calculation, where “n” is a whole number;

pi = corresponds to the percentage variation of the National Broad Consumer Price Index (IPCA), as determined and disclosed by the Brazilian Geography and Statistics Institute - IBGE (“IPCA”), of the second month before the adjustment month, if the adjustment is made before the anniversary date. On the very anniversary date or after that date, it shall correspond to the amount of the percentage variation of the IPCA of the month preceding the month of adjustment;

dup = number of Business Days from (i) (and including) the Disbursement Date for the first month of adjustment or from (ii) (and including) the immediately preceding anniversary, for the months, to (i) (and excluding) the calculation date or to (ii) (and excluding) the subsequent anniversary date, whichever is lower, limited to “dut”, it being understood that “dup” shall be a whole number;

dut = number of Business Days from (and including) the preceding Anniversary Date to (and excluding) the subsequent Anniversary Date, it being understood that “dut” shall be a whole number;

J = corresponds to the prefixed interest rate times the adjustment factor, pursuant to the provisions of article 3 of Law No. 13.483, of 2017, both as determined and disclosed by the Central Bank of Brazil; and

du =corresponds to the number of Business Days from (i) and including the Disbursement Date, in the case of the first Interest Period, or from (ii) and including the maturity date or immediately preceding payment of Compensation, in the other cases, to and excluding the calculation date, it being understood that “du” shall be a whole number.

Spread Factor: corresponds to the BNDES spread, according to the formula below:

Where:

du =corresponds to the number of Business Days from (i) and including the Disbursement Date, in the case of the first Interest Period, or from (ii) and including the maturity date or immediately preceding payment of Compensation, in the other cases, to and excluding the calculation date, it being understood that “du” shall be a whole number.

The first Interest Period is comprised from and including the Disbursement Date to and excluding the maturity date of the first Compensation. The other Interest Periods commence on and include the final date of the preceding Interest period and end on and exclude the subsequent scheduled maturity date of the Compensation.

Upon occurrence of each financial event on a date other than a maturity date, a new debit balance shall be calculated considering the effects of this event and capitalizing the interest determined to that date. Financial event shall be understood as any and all financial fact that results or which may result in a change in the debit balance.

The amount determined in accordance with the main provision shall be payable quarterly, on the fifteenth (15th) day of the months of March, June, September, and December of each year, during the period between the 15th day following formalization of this agreement and December 15, 2020, and monthly, from and including January 15, 2021, together with the principal amount repayment installments, and at the maturity or settlement of this Agreement, subject to the provisions of Section Eighteen (Due Dates on Public Holidays).

All intermediary calculations shall be made with sixteen (16) decimals and not rounded.

The Anniversary Date corresponds to the 15th day of each month.

FOUR

INTEREST ON SUBCREDIT “B”

From the Disbursement Date or from the date of payment of the immediately preceding Compensation, as the case may be, to the maturity date or payment of the immediately subsequent Compensation, conventional interest shall be due, levied on the Principal resulting from Subcredit “B”, corresponding to the rate composed (i) of the accrued variation of the National Broad Consumer Price Index disclosed by the Brazilian Geography and Statistics Institute IBGE (“IPCA”), calculated on a pro rata temporis basis, (ii) of the prefixed interest rate of three point ten percent (3.10%) per annum (J) and (iii) of the BNDES spread of ninety-seven hundredths percent (0.97%) per annum (“BNDES Spread”), the last two of which based on a calendar year with two hundred and fifty-two (252) Business Days, calculated on a pro rata temporis basis, under a composed capitalization regime, in accordance with the following formula (“Compensation”):

JU = SD x (InterestFactor-1)

where:

JU: corresponds to the accrued Compensation of the period, calculated with [two] (2) decimals, rounded, due in the end of each Interest Period;

SD = corresponds to the debit balance on the first day of the Interest Period with [two] (2) decimals, rounded;

InterestFactor: interest factor determined in accordance with the following formula:

InterestFactor = (TLPFactor x SpreadFactor)

Where:

TLP Factor: corresponds to the accrued factor of the monthly percentage variations of the IPCA composed with the prefixed interest rate (J), calculated as follows:

Where:

N = total number of indices considered in the calculation, where “n” is a whole number;

pi = corresponds to the percentage variation of the National Broad Consumer Price Index (IPCA), as determined and disclosed by the Brazilian Geography and Statistics Institute - IBGE (“IPCA”), of the second month before the adjustment month, if the adjustment is made before the anniversary date. On the very anniversary date or after that date, it shall correspond to the amount of the percentage variation of the IPCA of the month preceding the month of adjustment;

dup = number of Business Days from (i) (and including) the Disbursement Date for the first month of adjustment or from (ii) (and including) the immediately preceding anniversary, for the months, to (i) (and excluding) the calculation date or to (ii) (and excluding) the subsequent anniversary date, whichever is lower, limited to “dut”, it being understood that “dup” shall be a whole number;

dut = number of Business Days from (and including) the preceding Anniversary Date to (and excluding) the subsequent Anniversary Date, it being understood that “dup” shall be a whole number;

J = corresponds to the prefixed interest rate times the adjustment factor, pursuant to the provisions of article 3 of Law No. 13.483, of 2017, both as determined and disclosed by the Central Bank of Brazil; and

du = corresponds to the number of Business Days from (i) and including the Disbursement Date, in the case of the first Interest Period, or from (ii) and including the maturity date or immediately preceding payment of Compensation, in the other cases, to and excluding the calculation date, it being understood that “du” shall be a whole number.

Spread Factor: corresponds to the BNDES Spread: according to the formula below:

Where:

du = corresponds to the number of Business Days from (i) and including the Disbursement Date, in the case of the first Interest Period, or from (ii) and including the maturity date or immediately preceding payment of Compensation, in the other cases, to and excluding the calculation date, it being understood that “du” shall be a whole number.

The first Interest Period is comprised from and including the Disbursement Date to and excluding the maturity date of the first Compensation. The other Interest Periods commence on and include the final date of the preceding Interest period and end on and exclude the subsequent scheduled maturity date of the Compensation.

Upon occurrence of each financial event on a date other than a maturity date, a new debit balance shall be calculated considering the effects of this event and capitalizing the interest determined to that date. Financial event shall be understood as any and all financial fact that results or which may results in a change in the debit balance.

The amount determined in accordance with the main provision shall be payable quarterly, on the fifteenth (15th) day of the months of March, June, September, and December of each year, during the period between the 15th day following formalization of this agreement and December 15, 2020, and monthly, from and including January 15, 2021, together with the principal amount repayment installments, and at the maturity or settlement of this Agreement, subject to the provisions of Section Eighteen (Due Dates on Public Holidays).

All intermediary calculations shall be made with sixteen (16) decimals and not rounded.

The Anniversary Date corresponds to the 15th day of each month.

FIVE

DEBT PROCESSING AND COLLECTION

The collection of principal amount and charges shall be made through a collection document issued in advance by the BNDES for the BENEFICIARY to settle such obligations on their due dates.

SOLE PARAGRAPH

No failure to receive the collection document shall exempt the BENEFICIARY from its obligation to pay the principal amount installments and charges on the dates set forth in this Agreement.

SIX

REPAYMENT

The principal amount of the debt arising from this Agreement shall be paid to the BNDES in eighty-four (84) successive monthly installments, each in the principal amount of the debt becoming due, divided by the number of repayment installments not yet due, the first of which shall be due and payable on January fifteen (15), 2021, subject to the provisions of Section Eighteen (Due Dates on Public Holidays), and the BENEFICIARY agrees to settle all obligations arising from this Agreement together with the last installment, on December fifteen (15), 2027.

SEVEN

CHANGE IN THE LEGAL STANDARD FOR COMPENSATION OF FUNDS ORIGINATING FROM THE PIS/PASEP FUND AND/OR FROM THE FAT

If the legal standard for compensation of the funds transferred to the BNDES and originating from the PIS/PASEP Equity Fund and/or from the Worker Support Fund (FAT) is replaced, the compensations set forth in Sections Three (Interest on Subcredit “A”) and Four (Interest on Subcredit “B”) may, at the discretion of the BNDES, use such new standard for compensation of such funds or any other standard indicated by the BNDES which, in addition to preserving the actual amount of the transaction, compensates at the same levels as before. In this case, the BNDES shall give written notice of such change to the BENEFICIARY.

EIGHT

SPECIAL OBLIGATIONS OF THE BENEFICIARY

The BENEFICIARY agrees to:

I - comply, as applicable, until final settlement of the debt arising from this Agreement, with the “PROVISIONS APPLICABLE TO BNDES CONTRACTS”, approved by Resolution No. 665 of December 10, 1987, as partially amended by Resolution No. 775 of December 16, 1991, by Resolution No. 863 of March 11, 1996, by Resolution No. 878 of September 4, 1996, by Resolution No. 894 of March 6, 1997, by Resolution No. 927 of April 1, 1998, by

Resolution No. 976 of September 24, 2001, by Resolution No. 1.571 of March 4, 2008, by Resolution No. 1.832 of September 15, 2009, by Resolution No. 2.078 of March 15, 2011, by Resolution No. 2.139 of August 30, 2011, by Resolution No. 2.181 of November 8, 2011, by Resolution No. 2.556 of December 23, 2013, by Resolution No. 2.558 of December 23, 2013, by Resolution No. 2.607 of April 8, 2014, by Resolution No. 2.616 of May 6, 2014, by Resolution No. 3.148 of May 24, 2017, and by Resolution No. 3.354 of August 28, 2018, all issued by the Executive Board the BNDES and published in the Federal Register (Diário Oficial da União) (Section I) on December 29, 1987, December 27, 1991, April 8, 1996, September 24, 1996, March 19, 1997, April 15, 1998, October 31, 2001, March 25, 2008, November 6, 2009, April 4, 2011, September 13, 2011, November 17, 2011, January 24, 2014, February 14, 2014, May 6, 2014, September 3, 2014, June 2, 2017, and September 17, 2018, respectively, a copy of which is available on the official BNDES’ website (www.bndes.gov.br) and is hereby delivered to the BENEFICIARY, which, having become aware of all the contents thereof, represents that it accepts it as an integral and inseparable part of this Agreement for all legal purposes and effects;

II - Execute and complete the project financed hereunder within twenty-four (24) months from the date of issuance of this Agreement, without prejudice to the BNDES’s option, under the guarantees set forth in this Agreement, to extend such term, before its expiration, or grant an additional term, after said term, upon express authorization by letter, regardless of any other formality or registration;

III - Maintain its good standing as to its obligations relating to the project to the environmental agencies during the term of this Agreement;

IV- Notify the BNDES, within up to thirty (30) consecutive days as from the date on which it becomes aware of such event, that it or any of its managers; its direct or indirect controlling shareholders; its direct or indirect subsidiaries; its employees, agents or representatives; as well as suppliers of products or services that are essential for performance of the project/transaction are involved in any Brazilian or foreign judicial or administrative action, proceedings and/or lawsuit deemed relevant pursuant to the provisions of Paragraph Three conducted by a Brazilian or foreign administrative or judicial authority, provided they are not subject to confidentiality or under seal;

V- Not offer, promise, give, authorize, solicit, or accept, directly or indirectly, any undue monetary or other advantage relating in any way to the purpose of this Agreement and not perform harmful acts, violations or crimes against the economic or tax order, the financial system, the capital market or the Brazilian or foreign public administration, “laundering” or concealment of assets, rights and amounts, terrorism or terrorism financing, set forth in the applicable Brazilian and/or foreign law;

VI — not perform actions representing discrimination based on race or gender, child labor, slave labor, or which represent moral or sexual harassment, or which involve a crime against the environment;

VII- perform all actions within its reach to prevent that its managers of its affiliates; its employees, agents or representatives; as well as suppliers of products or services that are essential for performance of the project/transaction perform the acts described in items IV and V;

VIII - Give notice to the BNDES, on the date of the event, of the name and Individual Taxpayers Register of the Ministry of Finance (CPF/MF) number of any person who, whether exercising a salaried position or being among its owners, controlling members, or officers, is certified or takes office as a Federal Deputy or Senator;

IX - Not incorporate, directly or indirectly, or acquire an equity interest in companies, within the Country or abroad, without prior express authorization from the BNDES, throughout the term of the Agreement;

IX. 1 — The acquisitions referred to in item IX of this Section do not include the following events: (1) whenever the total amount of the acquisition plus the net debt is lower than the EBITDA of the last fiscal year; and (2) whenever the total amount of the acquisition is lower than seven percent (7%) of the Shareholders’ Equity of the last restated audited Financial Statement of the PARENT INTERVENING PARTY;

X - Not assume any new loans and financing, directly or indirectly, including by issuance of debentures or loan, before any individuals or legal entities whether or not members of the same business group as the BENEFICIARY, without prior authorization from the BNDES;

X.1 - The following events are not included in the debts referred to in item X of this Section: (1) financings entered into directly and/or indirectly with the BNDES; (2) transactions carried out to meet ordinary businesses of the BENEFICIARY; and (3) loans and financings the amounts of which do not exceed, per business year, five percent (5%) of the Shareholders’ Equity of the last restated audited annual Financial Statement of the PARENT INTERVENING PARTY;

XI - Submit, within one hundred and eighty (180) days from the date of execution of this Agreement, the details of the social project(s) referred to in Section One, Sole Paragraph, item II (Nature, Amount, and Purpose of the Agreement), contemplating the social actions developed by the BENEFICIARY, in terms deemed satisfactory by the BNDES;

XII - Not sell or encumber, without prior authorization from the BNDES, any permanent assets the amount of which exceeds ten million Reais (R$10,000,000.00) per annum, except in the case of:

a) Unserviceable or obsolete goods; or

b) Assets which are replaced by new ones with identical purpose;

XIII — not use, during compliance with the purpose described in Section One (Nature, Amount, and Purpose of the Agreement), the funds of this Agreement in activities:

a) carried in any country or territory that is subject to economic or financial sanctions, embargoes or restrictive measures in effect, administrated or applied by the United Nations Security Council, by the Brazilian Government or by an authority with jurisdiction on the BENEFICIARY; or

b) that otherwise result in a breach by any person (including the BNDES) of the sanctions referred to in this item.

XIV - Not create, except upon prior express authorization from the BNDES, security interests of any kind in transactions with other creditors without providing the same type of security to the BNDES under the same conditions and with the same priority, except in the events set forth in item XV of this Section;

XV - Give prior formal notice to the BNDES of the creation of any security interest by operation of law or as a bond in connection with any lawsuits and administrative proceedings in which it appears as a defendant, as well as in the event of fiduciary ownership in financings for purchase of equipment;

XVI- If the PARENT INTERVENING PARTY fails to achieve the levels set forth in item VII of Section Nine (Obligations of the Parent Intervening Party), to create, within one hundred and twenty (120) days as from the date of the written communication of the BNDES, collateral guarantees, accepted by the BNDES, in an amount corresponding to at least one hundred and thirty percent (130%) of the financing amount or of the debt resulting therefrom, except if the aforementioned levels are reestablished within that term.

PARAGRAPH ONE

For purposes of the special obligation set forth in item IV of this Section, knowledge of the BENEFICIARY shall be understood as:

I — the receipt of judicial or extrajudicial service of process, summons or notice issued by a Brazilian or foreign judicial or administrative authority;

II - communication of the fact by the BENEFICIARY to the competent authority; and

III — adoption of a judicial or extrajudicial measure by the BENEFICIARY against the wrongdoer.

PARAGRAPH TWO

For purposes of the special obligation set forth in item IV of this Section, the following shall be deemed relevant:

I — all sanctioning administrative proceedings, public-interest civil actions (including of administrative misconduct), citizen suits or class actions, civil or criminal actions relating to the violations set forth below, whenever they are rated as a probable or possible loss:

a) against the Brazilian or foreign public administration, against the economic or tax order, the financial system, the capital market or “laundering” or concealment of assets, rights and amounts, terrorism or terrorism financing, set forth in the applicable Brazilian and/or foreign law;

b) acts representing discrimination based on race or gender, child or slave labor, or which represent moral or sexual harassment or crimes against the environment;

II — sanctioning administrative proceedings, public-interest civil actions (including of administrative misconduct), citizen suits or class actions, civil or criminal actions that represent a risk to the BENEFICIARY’s reputation, irrespective of the subject matter or of the classification of probability of loss;

III — the proceedings or actions against employees, agents or representatives of the BENEFICIARY, in which it may be held liable or which represent a risk to its reputation;

IV - the proceedings or actions against suppliers of products or services that are essential for execution of the project and which represent a risk to the BENEFICIARY’s reputation and/or to execution of the project.

PARAGRAPH THREE

In the events set forth in Paragraph Two of this Section, the BENEFICIARY shall, at the request of the BNDES and whenever available, provide copies of any decisions rendered and of any judicial and extrajudicial settlements executed within the scope of the aforementioned proceedings, as well as detailed information on the measures adopted in response to such proceedings.

PARAGRAPH FOUR

For purposes of the special obligation set forth in item V of the main provision of this Section, measures to prevent the performance of corrupt practices are understood, among others, as the implementation, maintenance and/or improvement of practices and/or internal control systems, including standards of conduct, integrity policies and procedures, aiming at securing full compliance with the Brazilian and foreign law applicable to the Beneficiary and/or to its affiliates.

NINE

OBLIGATIONS OF THE PARENT INTERVENING PARTY

The PARENT INTERVENING PARTY LINX S.A., identified in the preamble to this Agreement hereby agrees to:

I - Not cause the inclusion in any corporate agreement, bylaws, or articles of association of the BENEFICIARY of any provision that implies:

a) Restrictions on the growth capacity or technological development of the BENEFICIARY;

b) Restrictions on the access of the BENEFICIARY to new markets; or

c) Restrictions on or impairment of its ability to pay the financial obligations under its transactions with the BNDES;

II - Not take any actions or measures that impair or alter the economic and financial balance of the BENEFICIARY;

III - Take all the necessary measures to ensure the fulfillment of the purpose of this transaction;

IV- Notify the BNDES, within up to thirty (30) consecutive days as from the date when it becomes aware of such event, that it or any of its managers; its direct or indirect controlling shareholders; its direct or indirect subsidiaries; or, furthermore, any of the respective managers, employees, agents or representatives of the PARENT INTERVENING PARTY; as well as suppliers of products or services that are essential for performance of the project/transaction are involved in any judicial or administrative action, proceedings and/or lawsuit deemed relevant pursuant to the provisions of Paragraph Three, conducted by a Brazilian or foreign administrative or judicial authority, provided they are not subject to confidentiality or under seal, and it may, at the request of the BNDES and whenever available, provide copies of any decisions rendered and of any judicial or extrajudicial settlements executed within the scope of the aforementioned proceedings, as well as detailed information on the actions performed in response to these proceedings;

V- Not offer, promise, give, authorize, solicit, or accept, directly or indirectly, any undue monetary or other advantage relating in any way to the purpose of this Agreement and not perform harmful acts, violations or crimes against the economic* or tax order, the financial system, the capital market or the Brazilian or foreign public administration, “laundering” or concealment of assets, rights and amounts, terrorism or terrorism financing, set forth in the applicable Brazilian and/or foreign law, and take all measures within its reach to prevent its and its affiliates’’ managers, employees, agents, representatives from doing any of the above;

VI - Submit to the BNDES, within the term of the Agreement, within one hundred and eighty (180) days after the end of the first and of the second half-year period of each fiscal year, for purposes of proving compliance with the obligation set forth in item VII of this Section, consolidated annual financial statements covering its individual results and the results of all its subsidiaries headquartered within the national territory, together with the respective opinions prepared by an independent audit firm registered with the Brazilian Securities Commission (CVM);

VII — maintain, during effectiveness of this Agreement, the following financial indices, subject to the provisions of Paragraph Four of this Section, the ascertainment of which shall be made every half-year period based on its consolidated financial statements:

a) General Indebtedness/ Total Assets: equal to or lower than 0.60; and

b) Net Debt/EBITDA: equal to or lower than 2.00.

PARAGRAPH ONE

For purposes of the special obligation set forth in item V, measures to prevent the performance of corrupt practices are understood, among others, as the implementation, maintenance and/or improvement of practices and/or internal control systems, including standards of conduct, integrity policies and procedures, aiming at securing full compliance with the Brazilian and foreign law applicable to the PARENT INTERVENING PARTY and/or to its affiliates.

PARAGRAPH TWO

For purposes of the special obligation set forth in item IV of this Section, knowledge of the PARENT INTERVENING PARTY shall be understood as:

I - the receipt of judicial or extrajudicial service of process, summons or notice issued by a Brazilian or foreign judicial or administrative authority;

II- communication of the fact by the PARENT INTERVENING PARTY to the competent authority; and

III - adoption of a judicial or extrajudicial measure by the PARENT INTERVENING PARTY against the wrongdoer.

PARAGRAPH THREE

For purposes of the special obligation set forth in item IV of this Section, the following shall be deemed relevant:

I - all sanctioning administrative proceedings, public-interest civil actions (including of administrative misconduct), citizen suits or class actions, civil or criminal actions relating to the violations set forth below, whenever they are rated as a probable or possible loss:

a) against the Brazilian or foreign public administration, against the economic or tax order, the financial system, the capital market or “laundering” or concealment of assets, rights and amounts, terrorism or terrorism financing, set forth in the applicable Brazilian and/or foreign law;

b) acts representing discrimination based on race or gender, child or slave labor, or which represent moral or sexual harassment or crimes against the environment;

II — all sanctioning administrative proceedings, public-interest civil actions (including of administrative misconduct), citizen suits or class actions, civil or criminal actions that represent a risk to the PARENT INTERVENING PARTY’s reputation, irrespective of the subject matter or of the classification of probability of loss;

III - the proceedings or actions against employees, agents or representatives of the PARENT INTERVENING PARTY, in which it may be held liable or which represent a risk to its reputation; and

IV - the proceedings or actions against suppliers of products or services that are essential for execution of the project and which represent a risk to the PARENT INTERVENING PARTY’s reputation and/or to execution of the project.

PARAGRAPH FOUR

For purposes of this Agreement, the terms mentioned in item VII of this Section have the following meaning:

I — General Indebtedness: Sum of the Current Liabilities and Non-Current Liabilities.

II - Net Debt: Sum of the balance of the consolidated onerous debts of the INTERVENING PARTY, including: loans and financing: loans; issuance of fixed-income bonds, promissory notes and debentures, whether convertible or not, in the local or international capital market; as well as the sale or assignment of future receivables, in case they are accounted for as obligations; and other indebtedness financial transactions of the company, recorded in the current and non-current liabilities, less Cash (cash and financial investments);

III -EBITDA: Operating Income before interest, income tax, depreciation, and amortization.

TEN

LIABILITY IN CORPORATE SUCCESSION

In the event of corporate succession, any successors of the Beneficiary shall be jointly and severally liable for the obligations arising from this Agreement.

SOLE PARAGRAPH

The main provision of this Section shall not apply in the event of prior consent from the BNDES to the waiver of joint and several liability in a partial spin-off.

ELEVEN

MUTUAL POWER OF ATTORNEY

The BENEFICIARY and the INTERVENING PARTY hereby irrevocably and irreversibly mutually appoint each other their attorneys-in-fact until the final settlement of the debt hereunder, with powers to receive service of process, notices, and summons, as well as with general judicial powers, which may be delegated to counsel, all in connection with any judicial or extrajudicial proceedings that are filed against them by the BNDES as a result of this Agreement, it being understood that they may take all actions necessary for a good and faithful performance of this power of attorney.

TWELVE

CONDITIONS FOR RELEASE OF THE FINANCIAL COOPERATION

In addition to compliance, as appropriate, with the conditions set forth in articles 5 and 6 of the abovementioned “PROVISIONS APPLICABLE TO BNDES CONTRACTS” and in the “MONITORING RULES AND INSTRUCTIONS” referred to in article 2 of such “PROVISIONS,” the release of the financial cooperation shall be subject to the following:

I - For release of each credit installment:

a) No occurrence of any fact that, at the discretion of the BNDES, may substantially alter the economic and financial status of the BENEFICIARY or impair the execution of the project financed hereunder by altering it or preventing its completion in accordance with the terms of the project approved by the BNDES;

b) Submission by the BENEFICIARY of a Certificate of No Outstanding Federal Tax Liability (CND) or of a Certificate of Suspended Federal Tax Liability (CPEND) issued jointly by the Brazilian Federal Revenue Service (RFB) and by the Office of the General Counsel for the National Treasury (PGFN) via INTERNET, to be obtained by the BENEFICIARY at www.receita.fazenda.gov.br or www.pgfn.fazenda.gov.br and checked by the BNDES on the same websites;

c) Proof of good standing with environmental agencies or, if such proof has already been submitted and is in force, a statement from the BENEFICIARY of the continued validity of such document;

d) presentation of a statement, signed by the legal representative(s) of the BENEFICIARY, reiterating the representations provided in Section Twenty-Three (Representations of the Beneficiary);

THIRTEEN

NOTICE

In the event it detects the occurrence of an event that could represent noncompliance with an obligation set forth in this Agreement, in relation to which there is no term established for compliance, the BNDES shall give written notice to the BENEFICIARY and/or to the PARENT INTERVENING PARTY, granting them a term of up to thirty (30) days as from the date of receipt of the notice to present a proof of correction and/or justification about said event.

PARAGRAPH ONE

The BNDES may, at its discretion and without prejudice to other measures and penalties set forth in this Agreement and in the “PROVISIONS APPLICABLE TO BNDES CONTRACTS”:

I — accept the proof of correction and/or justification presented and give written notice thereof to the BENEFICIARY and/or to the PARENT INTERVENING PARTY;

II — suspend the release of the financial cooperation; and/or

III — declare the acceleration of the Agreement, pursuant to the provisions of Section Seventeen (Acceleration), and, furthermore, in case the purpose set forth in Section (Nature, Amount, and Purpose of the Agreement) has been jeopardized, apply the provisions of Paragraph One of Section Seventeen (Acceleration).

PARAGRAPH TWO

At the discretion of the BNDES, the measure set forth in item II of Paragraph One of this Section may be determined before the notice is delivered to the BENEFICIARY.

FOURTEEN

GUARANTEE

The PARENT INTERVENING PARTY LINX S.A., identified in the preamble, accepts this Agreement in the capacity of guarantor and principal payor and expressly waives the benefits of articles 366, 827, and 838 of the Civil Code, it being understood that it shall be jointly and severally liable, until the final settlement of this Agreement, for the faithful and exact performance of all the obligations assumed by the BENEFICIARY hereunder.

FIFTEEN

DEFAULT

In the event of default of the obligations assumed by the BENEFICIARY and by the PARENT INTERVENING PARTY, the provisions of arts. 40-47-A of the “PROVISIONS APPLICABLE TO BNDES CONTRACTS” referred to in Section Eight (Special Obligations of the Beneficiary), item I shall apply.

SIXTEEN

EARLY SETTLEMENT OF THE DEBT

In the event of early settlement of the debt, the guarantees shall be released, subject to the provisions of article 18, paragraph two, of the “PROVISIONS APPLICABLE TO BNDES CONTRACTS” mentioned in Section Eight (Special Obligations of the Beneficiary), item I.

SEVENTEEN

ACCELERATION

The BNDES may accelerate this Agreement, upon which the debt shall become enforceable and any disbursements shall be immediately suspended, if, in addition to the events mentioned in articles 39 and 40 of the “PROVISIONS APPLICABLE TO BNDES CONTRACTS” referred to in Section Eight (Special Obligations of the Beneficiary), item I, the BNDES can demonstrate:

a) The existence of a final and unappealable adverse judgment resulting from any actions taken by the Beneficiary which imply child labor, slave labor, or environmental crime;

b) the untruth of the representations provided in Section Twenty-Three (Representations of the Beneficiary);

c) The inclusion in a corporate agreement, bylaws, or articles of association of the BENEFICIARY or of any of its controlling companies of any provision that implies restrictions on or an impairment of its ability to pay its financial obligations arising from this transaction;

d) court-supervised or out-of-court reorganization petition, or petition for voluntary bankruptcy filed by the BENEFICIARY or its controlling shareholder(s), or adjudication of bankruptcy of the BENEFICIARY or its controlling shareholder(s);

e) consolidation, spin-off, dissolution, merger (in the capacity as surviving company or absorbed company), conversion, capital reduction with reimbursement of capital or going-private process, or change in the actual direct or indirect control of the BENEFICIARY or of its successors, during effectiveness of this Agreement, without the prior and express consent of the BNDES.

PARAGRAPH ONE

This Agreement shall be accelerated, upon which the debt shall become enforceable and any disbursements shall be immediately suspended, in the event of application of the proceeds from this Agreement to any purpose other than that provided for in Section One (Nature, Amount, and Purpose of the Agreement). The BNDES shall give notice of such fact to the Federal Public Prosecutors’ Office for the purposes and effects of Law No. 7.492 of June 16, 1986.

PARAGRAPH TWO

This Agreement shall also be accelerated, upon which the debt shall become enforceable and any disbursements shall be immediately suspended, on the date when any person who exercises a salaried position at the BENEFICIARY or is among its owners, controlling members, or officers is certified or takes office as a Federal Deputy or Senator, as such persons are subject to the prohibitions set forth in article 54, items I and II of the Federal Constitution. No default charges shall be imposed if the payment occurs within five (5) business days from the date of such certification, under penalty of otherwise the charges established for events of acceleration due to default being imposed.

PARAGRAPH THREE

No acceleration based on the provisions of clause “a” shall occur if the remediation imposed is complied with or as long as the sentence imposed on the Beneficiary is being served, subject to the due process of law.

EIGHTEEN

DUE DATES ON PUBLIC HOLIDAYS

The due dates of all principal and charges repayment installments which fall on Saturdays, Sundays, or national, state, district, or municipal public holidays, including banking holidays, shall be, for all purposes and effects of this Agreement, postponed to the first subsequent business day, in which case the charges shall be calculated up to such date, and the following regular period for determination and calculation of the charges under this Agreement shall also start on such date.

SOLE PARAGRAPH

Unless otherwise expressly provided, the public holidays in the place where the principal place of business of the BENEFICIARY is located, the address of which is indicated in this Agreement, shall be considered for the purposes of the main provision of this Section.

NINETEEN

FINANCIAL COOPERATION COMMISSION

The BENEFICIARY shall pay to the BNDES a Financial Cooperation Commission in the amount of six hundred and sixty-two thousand, nine hundred and sixty-five Reais and forty cents (R$662,965.40).

PARAGRAPH ONE

The BENEFICIARY authorizes the BNDES to deduct from the first installment of the credit, upon release thereof, the amount of six hundred and sixty-two thousand, nine hundred and sixty-five Reais and forty cents (R$662,965.40), relating to the Financial Cooperation Commission.

PARAGRAPH TWO

If the first release does not occur, or if the amount mentioned in Paragraph One of this Section is not deducted from the first credit release, the BENEFICIARY agrees to pay it to the BNDES within forty-five (45) days to from the date on which it is notified to do so.

PARAGRAPH THREE

If the Financial Cooperation Commission is not paid as provided for in this Section, the BENEFICIARY shall be subject to the sanctions set forth in this Agreement and in the “PROVISIONS APPLICABLE TO BNDES CONTRACTS” referred to in Section 8 (Special Obligations of the Beneficiary) of this Agreement.

TWENTY

COMMISSIONS AND CHARGES

The BENEFICIARY acknowledges that it shall pay Commissions and Charges to the BNDES in view of the request for services or other activities, subject to the events of application and to the amounts disclosed by the BNDES on the website www.bndes.gov.br.

TWENTY-ONE

JURISDICTION

The courts of Rio de Janeiro and the courts sitting in the place where the headquarters of the BNDES are located are hereby elected as the Courts of competent jurisdiction for any disputes arising from this Agreement which cannot be resolved out of court.

TWENTY-TWO

ENVIRONMENTAL LIABILITY

The BENEFICIARY agrees, regardless of fault, to reimburse the BNDES for any amount that it is compelled to pay due to any environmental damage arising from the project referred to in Section One (Nature, Amount, and Purpose of the Agreement), as well as to indemnify the BNDES for any losses or damages it may suffer as a result of such environmental damage.

TWENTY-THREE

REPRESENTATIONS OF THE BENEFICIARY

The BENEFICIARY hereby represents and warrants to the BNDES that:

I — In relation to the legitimacy to execute agreements:

a) it has full power, authority and capacity to execute this Agreement and comply with the obligations assumed by it hereunder, having performed all corporate actions required to authorize the respective execution;

b) there is no Federal Deputy or Senator who has been certified or taken office who exercise a remunerated duty or is one of its owners, controlling shareholders or officers, and the prohibitions set forth in the Brazilian Federal Constitution, article 54, items I and II have not been characterized;

II — In relation to the loyal practices:

a) it is compliant with the anticorruption laws, regulations and policies, as well as with the determinations and rules issued by any Brazilian or foreign body or entity to which it is subject due to a statutory or contractual obligation, the purpose of which is to inhibit or prevent corrupt practices, unlawful expenses relating to political activity, harmful acts, violations or crimes against the economic or tax order, the financial system, the capital market or the Brazilian or foreign public administration, “laundering” or concealment of assets, rights and amounts, terrorism or terrorism financing, set forth in the applicable Brazilian and/or foreign law;

b) it has no knowledge that suppliers of products or services that are essential for execution of the project/transaction have performed any act relating thereto that breaches any of the rules mentioned in letter “a” of this item;

c) neither the Beneficiary nor its direct or indirect affiliates or, furthermore, any of the respective managers, employees, agents and representatives are Sanctioned Persons;

d) neither the Beneficiary nor its direct or indirect affiliates are organized, domiciled or located in a Sanctioned Country;

e) neither the Beneficiary nor its direct or indirect affiliates are or wish to be a party to any negotiations or transactions with any Sanctioned Person or relating to any blocked activity or transaction in a Sanctioned Country;

III — In relation to the social and environmental aspects:

a) it complies with the statutory provisions relating to the National Environmental Policy and adopts measures and actions designed to avoid or correct damage or violations of the environment, occupational safety and health that may result from the project set forth in Section One (Nature, Amount, and Purpose of the Agreement);

b) it is in regular standing with the environmental bodies, and all licenses, authorizations, grants and similar instruments currently required for the project set forth in Section One (Nature, Amount, and Purpose of the Agreement) presented to BNDES remain valid;

c) it is compliant with the law applicable to persons with deficiency in the execution of the project set forth in Section One (Nature, Amount, and Purpose of the Agreement), especially the requirements set forth in Law No. 13.146, of July 6, 2015 (Statute of Persons with Deficiency);

d) the project set forth in Section One (Nature, Amount, and Purpose of the Agreement) does not contemplate a reduction in the permanent personnel of the BENEFICIARY;

IV — In relation to the tax aspects:

a) it is compliant with the tax obligations, including social, labor and social-security contributions;

PARAGRAPH ONE

The BENEFICIARY is aware that the inaccuracy of the representations provided in the main provision of this Section may result in application of the applicable legal sanctions, in addition to the acceleration of the Agreement.

PARAGRAPH TWO

The BENEFICIARY shall, whenever it requests the release of an installment of the financial cooperation or at the request of the BNDES, within up to 30 days as from the date of receipt of the notice, expressly reiterate the representations provided in this Section, informing any relevant change of fact that causes the representation to no longer be true, consistent, correct or sufficient, until final settlement of all obligations under this Agreement.

PARAGRAPH THREE

For purposes of item II of the main provision of this Section, the following definitions are adopted:

I — Sanctioned Country: any country or territory that is or the government of which is subject to Sanctions;

II — Sanctioned Person: any individual or legal entity, authority or governmental body the transactions with which are restricted or prohibited by the Sanctions;

III - Sanctions: economic or financial sanctions, embargoes and restrictive measures in effect, whether administrated or applied by the by the United Nations Security Council, by the Brazilian Government or by an authority with jurisdiction on the BENEFICIARY, its affiliates, or any of their respective managers, employees, agents and representatives, in view of their domicile or commercial activities.

TWENTY-FOUR

REPRESENTATIONS OF THE PARENT INTERVENING PARTY

The PARENT INTERVENING PARTY hereby represents and warrants to the BNDES that:

I - In relation to the legitimacy to be an intervening party to the agreement:

a) it has full power, authority and capacity to be an intervening party to this Agreement and comply with the obligations assumed by it hereunder, having performed all corporate actions required to authorize the respective execution hereof in the capacity as intervening party;

II - In relation to the loyal practices:

a) it is compliant with the anticorruption laws, regulations and policies, as well as with the determinations and rules issued by any Brazilian or foreign body or entity to which it is subject due to a statutory or contractual obligation, the purpose of which is to inhibit or prevent corrupt practices, unlawful expenses relating to political activity, harmful acts, violations or crimes against the economic or tax order, the financial system, the capital market or the Brazilian or foreign public administration, “laundering” or concealment of assets, rights and amounts, terrorism or terrorism financing, set forth in the applicable Brazilian and/or foreign law;

b) neither the PARENT INTERVENING PARTY nor its direct or indirect affiliates or, furthermore, any of the respective managers, employees, agents and representatives are Sanctioned Persons;

c) neither the PARENT INTERVENING PARTY nor its direct or indirect affiliates are organized, domiciled or located in a Sanctioned Country;

d) neither the PARENT INTERVENING PARTY nor its direct or indirect affiliates are or wish to be a party to any negotiations or transactions with any Sanctioned Person or relating to any blocked activity or transaction in a Sanctioned Country;

e) it has no knowledge of any fact that has not been expressly declared and that, if known, could adversely affect the decision to grant the financing.

III - In relation to the tax aspects:

a) it is compliant with the social-security and social contribution obligations;

PARAGRAPH ONE

The PARENT INTERVENING PARTY is aware that the inaccuracy of the representations provided in the main provision of this Section may result in application of the applicable legal sanctions, in addition to the acceleration of the Agreement.

PARAGRAPH TWO

The PARENT INTERVENING PARTY shall, at the request of the BNDES, within up to 30 days as from the date of receipt of the notice, expressly reiterate the representations provided in this Section, informing any relevant change of fact that causes the representation to no longer be true, consistent, or correct, until final settlement of all obligations under this Agreement.

PARAGRAPH THREE

For purposes of item II of the main provision of this Section, the following definitions are adopted:

I - Sanctioned Country: any country or territory that is or the government of which is subject to Sanctions;

II - Sanctioned Person: any individual or legal entity, authority or governmental body the transactions with which are restricted or prohibited by the Sanctions;

III - Sanctions: economic or financial sanctions, embargoes and restrictive measures in effect, whether administrated or applied by the by the United Nations Security Council, by the Brazilian Government or by an authority with jurisdiction on the PARENT INTERVENING PARTY, its affiliates, or any of their respective managers, employees, agents and representatives, in view of their domicile or commercial activities.

TWENTY-FIVE

PUBLICITY

The BENEFICIARY and the PARENT INTERVENING PARTY authorize the external disclosure of the full contents of this Agreement by the BNDES, irrespective of the public registration hereof with the registry office.

TWENTY-SIX

TRANSFER OF CONFIDENTIALITY

The BENEFICIARY and the PARENT INTERVENING PARTY represent to be aware that the BNDES will provide to the Federal Accounting Court (TCU), to the Federal Public Prosecutors’ Office (MPF) and to the Ministry of Transparency, Inspection and Control the information requested by them, with transfer of the duty of confidentiality.

TWENTY-SEVEN

COMMUNICATIONS

All communications resulting from this Agreement shall be made in writing and sent personally, by mail or by electronic message (e-mail) to the following addresses or to any other address informed by the BNDES or by the BENEFICIARY and the PARENT INTERVENING PARTY:

BNDES:

Av. República do Chile, No. 100, Centro

Rio de Janeiro - RJ

Postal Code: 20.031-917

Phone: (21) 2052-6665

E-mail: rivera@bndes.gov.br

Attn.: Head of the Information and Information Technology Department

BENEFICIARY:

Avenida das Nações Unidas, No. 7221, 4º, 5º, 6º, 7º e 14º andares, Edifício Birmann 21,

Pinheiros

São Paulo - SP

Postal Code: 05425-902

Phone:(11) 961728289

E-mail: pedro.moreira@linx.com.br

Attn.: Mr. Pedro Holmes Monteiro Moreira

PARENT INTERVENING PARTY:

Avenida das Nações Unidas, No. 7221, 7º andar, Sala 01, Edifício Birmann 21, Pinheiros

São Paulo - SP

Postal Code: 05425-902

Phone: (11) 961728289

E-mail: pedro.moreira@linx.com.br

Attn.: Mr. Pedro Holmes Monteiro Moreira

SOLE PARAGRAPH

Any communication pursuant to the provisions of this Agreement shall be valid and deemed delivered on the date of receipt, as proven by means of a receipt singed by the party to which it is delivered; in case it is sent by mail, upon return receipt; or, in case of transmission by electronic message (e-mail), on the date on which the correspondence is sent, in case it is sent until the end of the business hours of the addressee and, in case it is sent afterwards, on the following business day.

The BENEFICIARY LINX SISTEMAS E CONSULTORIA LTDA. has submitted a Certificate of Suspended Federal Tax Liability (CPEND) No. 5CF5.98C7.E437.7176 issued jointly by the Brazilian Federal Revenue Service and by the Office of the General Counsel for the National Treasury on October 15, 2018.

The PARENT INTERVENING PARTY has submitted a Certificate of No Outstanding Federal Tax Liability (CND) No. 9050.26AB.E3A2.AC76 issued jointly by the Brazilian Federal Revenue Service and by the Office of the General Counsel for the National Treasury on September 27, 2018.

The pages of this Instrument are initialed by Ana Gabriela Salcedo Teixeira Mendes, counsel for the BNDES, upon authorization from the undersigned legal representatives.

In witness whereof, the parties executed this instrument in three (3) identical counterparts, in the presence of the undersigned witnesses.

Rio de Janeiro, November 30, 2018

(SIGNATURE PAGE OF THE CREDIT FACILITY FINANCING AGREEMENT No. 18.2.0547.1 ENTERED INTO BY AND BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT - BNDES AND LINX SISTEMAS E CONSULTORIA LTDA., WITH INTERVENING THIRD PARTY)

For the BNDES:

/s/ Julio Ramundo	/s/ Ricardo Rivera

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES

Julio Ramundo	Ricardo Rivera
Superintendent	Head of Department
Industry and Services Area	AI/DETIC

For the BENEFICIARY

/s/ Alberto Menache	/s/ Holmes Monteiro Moreira

LINX SISTEMAS E CONSULTORIA LTDA.

For the PARENT INTERVENING PARTY:

/s/ Alberto Menache	/s/ Holmes Monteiro Moreira

LINX S.A.

WITNESSES

/s/ Ana Paula Frigo	/s/ Tatiana Bacelar Maldonado Torres
Name: Ana Paula Frigo	Name: Tatiana Bacelar Maldonado Torres
Identity No.: 28.733.692-X	Identity No.: 1003777 53
Individual Taxpayers Register (CPF) No.: 281.772.648-00	Individual Taxpayers Register (CPF) No.: 042957797-27